Exhibit 10.6

Equipment Schedule – No. 001

Dated June 20, 2018

To Master Equipment Lease Agreement

Dated as of June 22, 2017

Lessor:	Fifth Third Bank,

an Ohio banking corporation

Lessee:	JETPAY PAYMENT SERVICES, FL, LLC

All of the terms of the Master Equipment Lease Agreement dated as of June 22, 2017 (as amended, supplemented or modified from time to time, the “Master Lease”) between Lessee and Lessor are incorporated by reference herein. Lessor may include any parent, subsidiary or affiliate of Fifth Third Bank who endorses an Equipment Schedule. By endorsing herein such party hereby agrees to, and shall be bound by, the terms and conditions of the Master Lease regardless of whether it executed such Master Lease as the original Lessor. Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Lease. This Equipment Schedule as it incorporates the terms of the Master Lease and each schedule, exhibit and rider attached hereto is referred to as this “Lease”. This Equipment Schedule, and the Master Lease, as incorporated herein shall constitute a separate and enforceable lease. If any term of any schedule, exhibit or rider hereto conflicts with or is inconsistent with any term of this Equipment Schedule or the Master Lease, the terms of such schedule, exhibit or rider shall govern.

1.	Equipment.

This Equipment Schedule relates to the Equipment described on Schedule 1 hereto (collectively, the “Equipment”).

2.	Financial Terms.

(a)       Base Lease Term Commencement Date: June 20, 2018

(b)       Base Lease Term: 48 months

(c)       Rent Payment Dates: August 1, 2018 and on the same day of each month thereafter during the Term

(d)       Expiration Date: July 1, 2022

(e)       Lessor’s Capitalized Cost: $592,146.96

(f)       Rent: The Base Term Rental Factor is 0.02345818 (or $13,890.69 per month as of the Base Lease Term Commencement Date). The Base Term Rental Factor has been determined based on an interest rate swap rate for a term approximating the weighted average life of this Lease as quoted in the Bloomberg SWAP Rate report and such Base Term Rental Factor may be adjusted up or down (as appropriate) by Lessor on a one-time basis within thirty (30) days of Lessor’s funding of this Schedule, based upon a corresponding adjustment in the interest rate swap rate quoted in such report. Lessor will provide Lessee with notice of any such adjustment.

© 2008 Fifth Third Bancorp

(g)       Equipment Location(s), Permitted Use, and Inspections: The credit card reading terminals and check reading terminals Equipment (collectively, the “Payment Terminals”) leased under this Schedule may be located at and used by various third party merchant or clients (collectively, the “Merchants”) at various locations within the continental United States, pursuant to one or more E-Pay Master Agreements entered into between Lessee and States within the United States of America. Notwithstanding Section 9 (Assignment and Sublease) of the Master Lease, Lessee may relinquish possession of the Payment Terminals to Merchants, so long as the Merchants are not renting nor subleasing the Payment Terminals from Lessee. Lessor retains a security interest in the Payment Terminals, excluding products or fees generated by such Payment Terminals. Notwithstanding Section 13 (Inspections) of the Master Lease, Lessee shall have no obligation to make the Payment Terminals available for inspection by Lessor. Lessee shall maintain records of Equipment locations and their maintenance and repair, and such records will be available for Lessor inspection pursuant to the Master Lease. For the avoidance of doubt, notwithstanding Section 7 (Conditions Precedent) and Section 8 (Use and Maintenance; Alterations) of the Master Lease, Lessor will not require landlord waivers, assignments of any Supply Contract or any Supplier consents, nor assignments of fee proceeds with respect to this Equipment. Notwithstanding Section 8 (Use and Maintenance; Alterations) of the Master Lease, Lessee shall not be required to mark Payment Terminals that are installed with Merchants, and “Permitted Liens” shall include liens arising on the Payment Terminals by operation of law or otherwise by virtue of the installation of the Payment Terminals with Merchants.

(h)       Lessee’s state charter or organizational identification number is 5952322.

3.	Rent and Tax Payments.

(a)       On each Rent Payment Date during the Base Lease Term, Lessee shall pay (i) as Basic Rent for the Equipment, the product of the Base Term Rental Factor and Lessor’s Capitalized Cost for the Equipment and (ii) in respect of Taxes scheduled to become due, such amounts monthly (or at such other interval as Lessor may deem appropriate) as Lessor determines will be due and payable. In addition to the foregoing, on the Base Lease Term Commencement Date, Lessee shall pay to Lessor as interim rent for each day from the Delivery and Acceptance Date to the Base Lease Term Commencement Date, the sum of (A) $96.22 as daily rent and (B) such amounts daily in respect of Taxes as Lessor determines will be due and payable.

4.	Income Tax, Interest and Security.

(a)       For federal and state income tax purposes, Lessor and Lessee agree that Lessee will be considered the owner of the Equipment. Accordingly, Lessor agrees (i) not to take actions or positions inconsistent with Lessee as owner of the Equipment on or with respect to its federal income tax return, and (ii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal or state income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor’s taking a tax position inconsistent with the foregoing to the extent such position is required by law or to the extent such position is taken without gross negligence on the part of Lessor. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

(b)       Nothing contained in the Lease Documents shall require Lessee at any time to pay interest at a rate exceeding the maximum permissible rate under applicable law. To the extent that any Rent is characterized as interest and if such interest payable by Lessee on any date would exceed the maximum amount permitted by applicable law, such interest payment shall automatically be reduced to such maximum amount permitted. Any interest actually received for any period in excess of such maximum amount permitted for such period shall be held by Lessor as security for the obligations of Lessee under this Lease.

© 2008 Fifth Third Bancorp

(c)       To the extent permitted by applicable law, Lessee waives any rights now or hereafter conferred by statute or otherwise to recover incidental or consequential damages from Lessor for any breach or any other reason whatsoever. In order to secure the prompt payment of Rent under and with respect to this Lease, and the performance and observance by Lessee of all the agreements, covenants and provisions hereof (collectively, the “Obligations”), Lessee hereby grants to Lessor a first priority security interest in all of Lessee’s right, title and interest in the following (whether now existing or hereafter created and whether now owned or hereafter acquired): (i) the Equipment (including, without limitation, all inventory, equipment, fixtures or other property comprising the same), and general intangibles relating thereto, (ii) additions, attachments, accessories and accessions thereto whether or not furnished by the Supplier of such Equipment, (iii) all subleases (including the right to receive any payment thereunder and the right to make any election or determination or give any consent or waiver thereunder), chattel paper, accounts, security deposits and bills of sale relating thereto, (iv) any and all substitutions, replacements or exchanges for any such Equipment or other collateral, and (v) any and all products and proceeds of any collateral hereunder (including all insurance and requisition proceeds and all other payments of any kind with respect to the Equipment and other collateral in and against which a security interest is granted hereunder). Lessee agrees that with respect to the Equipment, in addition to all of the other rights and remedies available to Lessor hereunder upon the occurrence of an Event of Default, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. Lessee further agrees that the original principal amount of the obligations hereunder shall be an amount equal to Lessor’s Capitalized Cost, and that such principal amount shall accrue interest at the implicit interest rate reflecting Lessor’s financial assumptions at the time of the execution of the Lease (including any outstanding balance at the end of the Base Lease Term as reflected by the purchase price for the Equipment at the end of the Base Lease Term set forth in Section 6). Lessee hereby authorizes Lessor to file, solely at the expense of Lessee, any Uniform Commercial Code financing statements or other similar documents that Lessor reasonably deems necessary or advisable to protect its interest. Lessee agrees promptly to execute and deliver to Lessor such further documents or other assurances, and to take such further action, as Lessor may from time to time reasonably request, subject in all cases to the limitations of Section 2(h).

5.	Insurance.

The amount of public liability insurance including personal injury and property damage required to be maintained by Lessee pursuant to Section 10(a) of the Master Lease is $1,000,000.00 per occurrence.

6.	Termination and Purchase.

(a)       From and after the first (1st) anniversary of the Base Term Commencement Date, Lessee shall have the right, (i) so long as no Default or Event of Default has occurred and is continuing and (ii) this Lease shall not have been earlier terminated, upon the terms and conditions set forth below, to terminate this Lease on and as of any Rent Payment Date specified by Lessee; provided that Lessee gives Lessor written notice of Lessee’s intent to exercise such right not less than ninety (90) days and not more than one hundred eighty (180) days prior to such Rent Payment Date. On such Rent Payment Date (the “Prepayment Date”) specified by Lessee, Lessee shall pay to Lessor an amount equal to the sum of (a) all Basic Rent due on such Rent Payment Date together with all other amounts then due and payable under this Lease and (b) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the Prepayment Date, in each case, discounted from the Rent Payment Date on which such payment would have been due to the Prepayment Date at a rate per annum equal to the then current yield, as reasonably determined by Lessor, on United States Treasury securities with a remaining life to maturity equal to, or approximately equal to, the period from the Prepayment Date to the final Rent Payment Date during the Term, (c) a prepayment premium equal to five and 0/100ths percent (5%) of the amount referred to in clause (b), and (d) an amount equal to any purchase price identified in this Equipment Schedule. The amount referred to in clause (c) shall be payable by Lessee as liquidated damages for the cost of making funds available to Lessee hereunder and not as a penalty.

(b)       Upon payment in accordance with the terms hereof, and of any other obligations owed to Fifth Third Bancorp or its subsidiaries relating to the Equipment, said Equipment shall be deemed free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.

© 2008 Fifth Third Bancorp

(c)       Upon the expiration of the Base Lease Term, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) this Lease shall not have been earlier terminated, Lessee shall, upon the terms and conditions set forth below, purchase all but not less than all of the Equipment for a price equal to One Dollar ($1.00) plus all Rent then due and payable pursuant to this Lease and Taxes (including all sales and use Taxes) payable in connection with such purchase. Upon the purchase of the Equipment in accordance with the terms hereof, and of any other obligations owed to Fifth Third Bancorp or its subsidiaries relating to the Equipment, said Equipment shall be deemed free, clear and unencumbered of all Liens arising by, through or under Lessor except for such Liens that Lessee is required to remove pursuant to the terms of the Lease.

(d)       Except to the extent otherwise expressly set forth herein in case of a permitted prepayment in full of all Basic Rent and other obligations due under this Lease, the amount of Basic Rent or any other obligation required to be paid under this Lease shall not be discounted by virtue of the fact that such amount may be paid by the Lessee prior to the due date thereof.

7.	Amendments to Master Lease and Additional Lease Provisions.

(a)       Section 10(a) of the Master Lease is hereby amended by deleting the words “Stipulated Loss Value (as defined in the applicable Equipment Schedule) of such Equipment at any time” appearing therein and inserting in lieu thereof, the words, “Lessor’s Capitalized Cost.”

(b)       Section 10(c) of the Master Lease is hereby amended by replacing the two references to “Stipulated Loss Value” with the words “amounts due to Lessor pursuant to Section 11(b)(ii) following an Event of Loss.”

(c)       Section 11(b)(ii) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “(ii) pay to Lessor on the next succeeding Rent Payment Date (the “Loss Payment Date”) the sum of (A) all Rent due and owing hereunder with respect to such Item of Equipment (at the time of such payment) including all Basic Rent payable on such Rent Payment Date plus (B) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the Loss Payment Date, in each case, discounted from the Rent Payment Date on which such payment would have been due to the Loss Payment Date at a rate per annum equal to the lowest of (x) the rate set forth, in the H15 report, as of the Base Lease Term Commencement Date, for the Treasury Constant Maturities having the closest term to (but not longer than) the original Base Lease Term (as set forth in the applicable Equipment Schedule), or (y) the rate set forth, in the H15 report, as of the date of the Event of Loss, for the Treasury Constant Maturities having the closest term to (but not longer than) the remaining number of months through the Expiration Date (as set forth in the applicable Equipment Schedule), or (z) three percent (3%), plus (C) an amount equal to any purchase price identified in the applicable Equipment Schedule.”

(d)       Section 15 of the Master Lease is hereby amended by inserting the following immediately following clause (k) thereof: “; and (l) Upon the filing with the Secretary of State, or its equivalent, of a Uniform Commercial Code financing statement describing Lessor, as secured party, Lessee, as debtor in the jurisdiction in which each Lessee is a registered organization or is domiciled or resident (in the case of an individual Lessee) of Uniform Commercial Code financing statements describing Lessor, as secured party, Lessees, as debtors, and the Equipment as the collateral, Lessor shall have a first priority perfected security interest in the Equipment leased under this Lease.”

© 2008 Fifth Third Bancorp

(e)       Section 16(c) of the Master Lease is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: “In addition to the foregoing, Lessee shall pay to Lessor on demand the sum of (i) any and all Rent which is then due or which has accrued to the date of demand and (ii) an amount equal to each installment of Basic Rent payable under the Lease on each Rent Payment Date during the Term after the date of demand, in each case, discounted from the Rent Payment Date on which such payment would have been due to the date of demand at a rate per annum equal to the lowest of (x) the rate set forth, in the H15 report, as of the Base Lease Term Commencement Date, for the Treasury Constant Maturities having the closest term to (but not longer than) the original Base Lease Term (as set forth in the applicable Equipment Schedule), or (y) the rate set forth, in the H15 report, as of the date of the Event of Loss, for the Treasury Constant Maturities having the closest term to (but not longer than) the remaining number of months through the Expiration Date (as set forth in the applicable Equipment Schedule), or (z) three percent (3%), and (iii) an amount equal to any purchase price identified in the applicable Equipment Schedule. Lessor and Lessee agree that Lessor shall be entitled to such amount as damages for loss of bargain and not as a penalty and that such amount is reasonable in light of the anticipated harm to Lessor caused by an Event of Default.”

(f)       Section 19(a) of the Master Lease is hereby deleted in its entirety.

(g)       Lessee acknowledges that the Equipment may include certain operating, application and/or other software (“Software”) in which Lessor and Lessee have no ownership or other proprietary rights. Where required by the Software owner or manufacturer, Lessee shall enter into a license or other agreement for the use of such Software. Any such agreement shall be separate and distinct from the Lease and, except to the extent Lessor has expressly agreed to the contrary, Lessor shall not have any obligations thereunder. Lessee shall be responsible for the payment of, and shall indemnify Lessor against, any Software license or transfer fees and any certification or similar fees or charges imposed by any supplier of the Equipment or Software.

(h) This Equipment Schedule supersedes and replaces Interim Funding Schedule No. 001 dated June 22, 2017 with respect to the Equipment described on Schedule 1 hereto and Lessee’s obligations to make payments thereunder in respect of such Equipment are hereby reduced and satisfied to the extent described in the Interim Funding Schedule with reference to this transfer of Equipment from the Interim Funding Schedule to this Equipment Schedule.

8.	Sales, Use and Property Taxes.

(a)       For purposes of sales, use and similar taxes, Lessee represents and warrants with respect to the Equipment that:

(i)       Lessor’s acquisition of, and the leasing pursuant to this Lease of, the Equipment is exempt from all sales, use and similar taxes imposed upon or payable by either Lessor or Lessee as a result of the acquisition, use or rental of such Equipment, and Lessee has furnished to Lessor an appropriate tax exemption certificate or other documentation (which must be satisfactory to Lessor) evidencing such exemption;

(ii)       to the extent that the acquisition, use or rental of such Equipment is not exempt from all sales, use and similar taxes, Lessee complied and will continue to comply with its obligations under the Lease to reimburse Lessor for full amount of such taxes; and

(iii)       any tax exemption certificates, or any similar documentation, furnished to Lessor by Lessee claiming any exemption, abatement or exception to sales, use or similar tax, shall be true, accurate and complete in all material respects and Lessor is entitled to rely thereon in not remitting or paying any such tax.

(b)       For purposes of tangible personal property taxes applicable to this Equipment Schedule and to the extent required by law, Lessee will prepare and file applicable tax returns. Lessee hereby agrees to remit any tax due and owing (unless properly contested) directly to the taxing authority in which the Equipment is located. Upon reasonable request from Lessor, Lessee shall provide copies of any requested tax return and proof of payment. Both Lessor and Lessee agree to cooperate with each other to resolve any disputed assessment or governmental audit. Lessee shall have the right to contest any assessment provided such contest: (i) is properly initiated and challenged in accordance with such taxing jurisdiction’s procedures or is premised upon the advice of tax counsel; (ii) does not jeopardize the Equipment to confiscation or forfeiture; and (iii) does not subject Lessor to penalty or criminal sanction. Should any contest fail, or upon the advice of Lessor’s tax counsel be deemed to lack merit or be unlikely to succeed, Lessee shall upon demand from Lessor withdraw its challenge and promptly remit payment to the taxing authority. In the event Lessee fail to timely file returns or remit payment of the amounts due (unless such assessment is being challenged) or comply with the other terms herein, Lessor reserves the right to file returns and remit the amount due.

© 2008 Fifth Third Bancorp

Except as expressly modified hereby, all terms and provisions of the Master Lease shall remain in full force and effect. This Equipment Schedule is not binding or effective with respect to the Master Lease or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

Remainder of page intentionally left blank. Signature page follows.

© 2008 Fifth Third Bancorp

IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

FIFTH THIRD BANK		JETPAY PAYMENT SERVICES, FL, LLC
By: JetPay Corporation, its sole member

By:	/s/ Laurel Sebree	By:	/S/ Gregory M. Krzemien
Name:	Laurel Sebree	Name:	Gregory M. Krzemien
Title:	Vice President	Title:	Chief Financial Officer

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS THE CHATTEL PAPER ORIGINAL.

CHATTEL PAPER ORIGINAL

© 2008 Fifth Third Bancorp

IN WITNESS WHEREOF, Lessee and Lessor have caused this Equipment Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:		LESSEE:

FIFTH THIRD BANK		JETPAY PAYMENT SERVICES, FL, LLC
By: JetPay Corporation, its sole member

By:	/s/ Laurel Sebree	By:	/s/ Gregory M. Krzemien
Name:	Laurel Sebree	Name:	Gregory M. Krzemien
Title:	Vice President	Title:	Chief Financial Officer

THIS LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS AND TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OF POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE CHATTEL PAPER ORIGINAL ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE CHATTEL PAPER ORIGINAL.

© 2008 Fifth Third Bancorp

Schedule 1

to

Equipment Schedule No. 001

Description of Equipment

Manuf. and/or Vendor Name & Invoice No.	Description of Equipment	Quantity	Sales Tax, Delivery, Installation & OtherCharges	Invoice Total	Equipment Location
RDM Invoice #20170725	EC9603f IP Scanner, AF30X, Farnker, Endorser 6000-9603-3010	100		$40,430.00	5417 Henwick Lane, Jefferson City, MO 65109
Presidio Networked Solutions	FA-M20R2-30TB 1 month Evergreen Gold Subscription , NBD Delivery, 24/7 Support -Part #FA-m20R2-30TB,1MO, ADV, GOLD	12
Invoice #3006111700725	Pure Storage FlashArray m20R2 FC 30TB 20/10 – Part # FA-m20R2-FC-30TB-20/10	1	$6,930.00	$90,930.00	3361 Boyington Drive, #180, Carrollton, TX 75006
RDM Invoice #20171002 & #20170725	EC9603f IPScanner, AF30X Franker, Endorser 6000-9603-3010	400		$171,950.38	5417 Henwick Lane, Jefferson City, MO 65109
The Phoenix Group	S500-M0A-R64-03EA S500 (Modem, LAN, WIFI, RF)	1000
Invoice #INV01347725 & #INV01345193	S300-000-363-01NA OR S300-000-364-02NA S300 PIN PAD RS232/NFC	500	$17,336.58	$288,836.58	136 E. Watson Ave. Langhorne, PA 19047
Total:				$592,146.96

© 2008 Fifth Third Bancorp